Exhibit 99.1

INOVIO Reports Second Quarter 2024 Financial Results and Recent Business Highlights

PLYMOUTH MEETING, PA – August 8, 2024 – INOVIO (NASDAQ:INO), a biotechnology company focused on developing and commercializing DNA medicines to help treat and protect people from HPV-related diseases, cancer, and infectious diseases, today announced its financial results for the second quarter of 2024 and provided an update on recent company developments.

“We continue to make progress with our lead candidate, INO-3107, which has the potential to significantly improve the lives of patients with RRP. We expect all non-device related elements of our BLA package to be completed by year end and our pre-BLA meeting last week with the FDA provided us with confidence that we remain on the right track for the regulatory submission. However, as part of the testing process required for BLA submission, we’ve recently identified a manufacturing issue with the single use disposable administration component of our device that we believe is resolvable, but will take additional time to rectify,” said Dr. Jacqueline Shea, INOVIO’s President and Chief Executive Officer. “We’re taking corrective steps to address the issue, and while we have not altered our ultimate expectations for INO-3107 to be a potentially transformative therapeutic option for RRP patients that could be the first DNA medicine approved for use in the United States, we now expect to be able to submit the BLA in mid-2025. We will continue to work hard to advance all other elements necessary for INO-3107’s success, including working to initiate our confirmatory trial, advancing plans for our redosing trial, making key regulatory progress in Europe and the U.K., and continuing commercial preparations to be launch-ready if we receive approval. These efforts will help maintain the momentum that’s carried us from Breakthrough Therapy Designation to BLA preparation in less than a year.”

“We’ve continued making progress in other key areas of our business as well,” Dr. Shea continued. “We submitted our Phase 3 clinical plans for INO-3112 to European regulatory authorities, anticipate re-submitting our Phase 2 clinical plans for our Ebola booster vaccine candidate, INO-4201, to the FDA in the third quarter, and are continuing discussions with partners to advance INO-5401 as a potential treatment for GBM. We also welcomed Steve Egge to our leadership team as our Chief Commercial Officer. Steve brings extensive launch experience in HPV-related diseases, cancer, immunology and rare diseases and I know his commercial expertise will be invaluable as we work to advance INO-3107 and our other promising candidates.”

Recent Business Highlights

INO-3107 – Recurrent Respiratory Papillomatosis (RRP)

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INOVIO continued advancing preparations for submitting its BLA under the FDA’s Accelerated Approval pathway, including holding a pre-BLA meeting with the FDA, advancing development of all BLA modules, trial site preparations and ongoing commercial readiness plans. However, INOVIO has identified an issue related to the manufacturing of the single use disposable administration component of the CELLECTRA® device that will delay its BLA submission, now anticipated in mid-2025. INOVIO is working to rectify the issue as quickly as possible, using all resources available, and expects to provide further updates at the next quarterly report.

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INO-3107 was designated an innovative medicine as part of the U.K.’s Innovative Licensing and Access Pathway (ILAP). The designation, called an Innovation Passport, is the first step on a development pathway that offers enhanced access to regulators and development tools that could accelerate the timeline for achieving U.K. regulatory approval.

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INO-3107 received an Advanced Therapy Medicinal Product (ATMP) Certification from the European Medicines Agency’s Committee for Advanced Therapies (CAT) after review of chemistry, manufacturing and controls (CMC) and nonclinical data. This certification confirms that the data reviewed complies with the standards that would be used to evaluate a European marketing-authorization application.

•	Immunology data for INO-3107 has been accepted at the following fourth quarter conferences:

•	Fall Voice, a leading conference for clinicians focused on vocal disorders

•	36th International Papillomavirus Conference, a platform for sharing cutting-edge international HPV research

•	International Society for Vaccines Annual Congress

INO-3112 – Oropharyngeal Squamous Cell Carcinoma (OPSCC)

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INOVIO submitted its Phase 3 trial design for INO-3112 to European regulatory authorities. The proposed multi-center Phase 3 trial will investigate INO-3112 in combination with LOQTORZI as a potential treatment for oropharyngeal squamous cell carcinoma (OPSCC). INOVIO plans to conduct the trial in Europe and North America. INOVIO received positive feedback on this study protocol from the FDA in the first quarter of 2024. The manufacturing issue with the single use disposable administration component of the device that is impacting INO-3107 will also need to be resolved before we can commence the Phase 3 trial with INO-3112.

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The combination of INO-3112 with LOQTORZI has the potential to address a substantial unmet need in patients with HPV-16 and -18 related high-risk throat cancer. The Phase 3 study will investigate whether LOQTORZI can help amplify the tumor-infiltrating abilities of the antigen-specific T cells generated by INO-3112. INO-3112 is a DNA medicine candidate containing a DNA plasmid encoding HPV-16/-18 E6 and E7 antigens combined with another DNA plasmid encoding IL-12 as an immune activator. LOQTORZI is an FDA-approved PD-1 inhibitor approved for the treatment of recurrent locally advanced/metastatic nasopharyngeal carcinoma.

INO-4201 for Ebola

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INOVIO anticipates submitting its revised protocol to the FDA for a Phase 2/3 clinical trial with INO-4201 as a heterologous boost to the FDA licensed Ebola vaccine, Ervebo, in the third quarter. INOVIO previously announced positive results from a Phase 1b clinical trial evaluating INO-4201 as a booster in healthy adult participants who previously received a single injection of Ervebo. In the trial, INO-4201 was well-tolerated and boosted humoral responses in 100% (36 of 36) of treated participants.

Operational and Financial Updates

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INOVIO appointed Steve Egge as Chief Commercial Officer to lead the company’s commercial strategy and operations as it prepares to launch INO-3107. Mr. Egge has extensive experience in many different therapeutic areas, including immunology and vaccines, HPV, and rare disease. Mr. Egge spent 20 years at Merck, where he held a number of different commercial leadership roles, including leading Merck’s HPV Vaccines Franchise and serving as Chief Marketing Officer for the Vaccine Division. Over the course of his career, he has overseen or contributed to more than 13 commercial product launches. INOVIO welcomes his expertise, particularly in creating and growing new therapeutic areas as well as driving market share in competitive markets.

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INOVIO strengthened its balance sheet with an offering of common stock and pre-funded warrants in April 2024; net proceeds from the offering, after deducting underwriting discounts and commissions and offering expenses, were $33.2 million.

Second Quarter 2024 Financial Results

•	Cash, Cash Equivalents and Short-term Investments: As of June 30, 2024, cash, cash equivalents and short-term investments were $110.4 million compared to $145.3 million as of December 31, 2023.

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Research and Development (R&D) Expenses: R&D expenses for the three months ended June 30, 2024, were $23.1 million compared to $23.7 million for the same period in 2023. The slight decrease in R&D expenses was primarily the result of overall lower drug manufacturing costs and lower employee and consultant compensation, including non-cash stock-based compensation, among other variances.

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General and Administrative (G&A) Expenses: G&A expenses were $10.2 million for the three months ended June 30, 2024 compared to $13.5 million for the same period in 2023. The decrease in G&A expenses was primarily related to a decrease in employee compensation, including non-cash employee and consultant stock-based compensation, and a decrease in legal expenses, among other variances.

•	Total Operating Expenses: Total operating expenses were $33.3 million for the three months ended June 30, 2024, compared to $37.3 million for the same period in 2023.

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Net Loss: INOVIO’s net loss for the three months ended June 30, 2024 was $32.2 million, or $1.19 per basic and diluted share, compared to net loss of $35.5 million, or $1.61 per basic and diluted share, for the three months ended June 30, 2023.

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Shares Outstanding: As of June 30, 2024, INOVIO had 26.0 million common shares outstanding, 2.1 million pre-funded warrants outstanding, and 29.9 million common shares outstanding on a fully diluted basis, after giving effect to the exercise, vesting, and conversion, as applicable, of its outstanding pre-funded warrants, options, restricted stock units and convertible preferred stock.

INOVIO’s balance sheet and statement of operations are provided below. Additional information is included in INOVIO’s quarterly report on Form 10-Q for the quarter ended June 30, 2024, which can be accessed at: http://ir.inovio.com/financials/default.aspx.

Cash Guidance

INOVIO estimates its cash runway to extend into the third quarter of 2025. This projection includes an operational net cash burn estimate of approximately $28 million for the third quarter of 2024. These cash runway projections do not include any further capital-raising activities that INOVIO may undertake.

Conference Call / Webcast Information

INOVIO’s management will host a live conference call and webcast with slides at 4:30 p.m. ET today to discuss INOVIO’s financial results and provide a general business update. The live webcast and replay may be accessed by visiting INOVIO’s website at http://ir.inovio.com/events-and-presentations/default.aspx.

About INOVIO’s DNA Medicines Platform

INOVIO’s DNA medicines platform has two innovative components: precisely designed DNA plasmids, delivered by INOVIO’s proprietary investigational medical device, CELLECTRA®. INOVIO uses proprietary technology to design its DNA plasmids, which are small circular DNA molecules that work like software the body’s cells can download to produce specific proteins to target and fight disease. INOVIO’s proprietary CELLECTRA® delivery devices are designed to optimally deliver its DNA medicines to the body’s cells without requiring chemical adjuvants or lipid nanoparticles and without the risk of the anti-vector response historically seen with viral vector platforms.

About INOVIO

INOVIO is a biotechnology company focused on developing and commercializing DNA medicines to help treat and protect people from HPV-related diseases, cancer, and infectious diseases. INOVIO’s technology optimizes the design and delivery of innovative DNA medicines that teach the body to manufacture its own disease-fighting tools. For more information, visit www.inovio.com.

Contact:

Media: Jennie Willson (267) 429-8567 jennie.willson@inovio.com

Investors: Thomas Hong (267) 440-4298 thomas.hong@inovio.com

Forward-Looking Statements

This press release contains certain forward-looking statements relating to our business, including our plans to develop and commercialize DNA medicines and our expectations regarding our research and development programs, including the planned initiation and conduct of clinical trials and the availability and timing of data from those trials, the planned submission of a BLA towards the middle of 2025, plans for discussions with regulatory authorities, the planned commercial launch of INO-3107 if regulatory approval is obtained, and expectations with respect to our cash resources into the third quarter of 2025 and expected cash burn for the third quarter of 2024. Actual events or results may differ from the expectations set forth herein as a result of a number of factors, including uncertainties inherent in pre-clinical studies, clinical trials, product development programs and commercialization activities and outcomes, the availability of funding to support continuing research and studies in an effort to prove safety and efficacy of electroporation technology as a delivery mechanism or develop viable DNA medicines, our ability to support our pipeline of DNA medicine products, the ability of our collaborators to attain development and commercial milestones for products we license and product sales that will enable us to receive future payments and royalties, the adequacy of our capital resources, the availability or potential availability of alternative therapies or treatments for the conditions targeted by us or collaborators, including alternatives that may be more efficacious or cost effective than any therapy or treatment that we and our collaborators hope to develop, issues involving product liability, issues involving patents and whether they or licenses to them will provide us with meaningful protection from others using the covered technologies, whether such proprietary rights are enforceable or defensible or infringe or allegedly infringe on rights of others or can withstand claims of invalidity and whether we can finance or devote other significant resources that may be necessary to prosecute, protect or defend them, the level of corporate expenditures, assessments of our technology by potential corporate or other partners or collaborators, capital market conditions, the impact of government healthcare proposals and other factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and other filings we make from time to time with the Securities and Exchange Commission. There can be no assurance that any product candidate in our pipeline will be successfully developed, manufactured, or commercialized, that the results of clinical trials will be supportive of regulatory approvals required to market products, or that any of the forward-looking information provided herein will be proven accurate. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise these statements, except as may be required by law.

Inovio Pharmaceuticals, Inc.

CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,392,404	$14,310,862
Short-term investments	76,029,116	130,982,913
Accounts receivable from affiliated entities	1,773,665	2,405,228
Prepaid expenses and other current assets	5,365,860	5,393,665
Prepaid expenses and other current assets from affiliated entities	—	20,432

Total current assets	117,561,045	153,113,100
Fixed assets, net	4,510,869	4,960,986
Investment in affiliated entity	2,319,975	2,780,287
Operating lease right-of-use assets	8,819,399	9,491,735
Other assets	585,915	605,315

Total assets	$133,797,203	$170,951,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$16,634,761	$19,847,744
Accounts payable and accrued expenses due to affiliated entity	1,921,457	1,070,519
Accrued clinical trial expenses	5,499,648	2,365,382
Operating lease liability	2,321,984	2,406,522
Grant funding liability	—	87,489
Grant funding liability from affiliated entity	21,918	21,918
Convertible senior notes	—	16,770,654

Total current liabilities	26,399,768	42,570,228
Operating lease liability, net of current portion	10,658,228	11,032,066

Total liabilities	37,057,996	53,602,294

Stockholders’ equity:
Preferred stock	—	—
Common stock	25,962	22,792
Additional paid-in capital	1,783,074,886	1,740,954,074
Accumulated deficit	(1,685,672,105)	(1,622,965,136)
Accumulated other comprehensive loss	(689,536)	(662,601)

Total Inovio Pharmaceuticals, Inc. stockholders’ equity	96,739,207	117,349,129

Total liabilities and stockholders’ equity	$133,797,203	$170,951,423

Inovio Pharmaceuticals, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue from collaborative arrangements and other contracts	$100,762	$225,971	$100,762	$340,914

Operating expenses:
Research and development	23,090,989	23,743,970	44,001,307	53,920,481
General and administrative	10,206,686	13,523,098	20,781,337	27,413,708

Total operating expenses	33,297,675	37,267,068	64,782,644	81,334,189

Loss from operations	(33,196,913)	(37,041,097)	(64,681,882)	(80,993,275)
Other income (expense):
Interest income	1,307,358	2,168,233	2,807,648	4,375,404
Interest expense	—	(313,488)	(177,833)	(626,976)
(Loss) gain on investment in affiliated entity	(334,294)	156,745	(460,312)	773,384
Net unrealized (loss) gain on available-for-sale equity securities	(20,820)	922,941	480,057	4,141,156
Other income (expense), net	7,571	(1,427,867)	(674,647)	(3,853,543)

Net loss	$(32,237,098)	$(35,534,533)	$(62,706,969)	$(76,183,850)

Net loss per share
Basic and diluted (1)	$(1.19)	$(1.61)	$(2.48)	$(3.50)

Weighted average number of common shares used to compute net loss per share
Basic and diluted (1)	27,197,802	22,029,486	25,244,657	21,784,343

(1)	Share and per share amounts have been restated to reflect the 1-for-12 reverse stock split effected in January 2024 on a retroactive basis for all periods presented.